As filed with the Securities and Exchange Commission on May 18, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE CHARLES SCHWAB CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-3025021
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3000 Schwab Way

Westlake, TX 76262

(Address of Principal Executive Offices)

THE CHARLES SCHWAB CORPORATION

2022 STOCK INCENTIVE PLAN

THE CHARLES SCHWAB CORPORATION

2013 STOCK INCENTIVE PLAN

(Full title of the plans)

Peter Crawford

Managing Director and Chief Financial Officer

The Charles Schwab Corporation

3000 Schwab Way

Westlake, TX 76262

Telephone: (817) 859-5000

(Name and address of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

The Charles Schwab Corporation, a Delaware corporation (the “Registrant”), is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 113,000,000 shares of common stock that are reserved for issuance under the Registrant’s 2022 Stock Incentive Plan (the “2022 Plan”), which was approved by stockholders of the Registrant on May 17, 2022.

Additionally, the Registrant is filing this Registration Statement on Form S-8 to register an additional 12,000,000 shares of its common stock to cover the potential issuance of its common stock that remains subject to outstanding awards under The Charles Schwab Corporation 2013 Stock Incentive Plan (the “2013 Plan”, and with the 2022 Plan, the “Plans”).

PART I: INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Information required by Part I of Form S-8 to be contained in the applicable prospectus to the applicable Plan is omitted from this Registration Statement in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended and in the Note to Part I of Form S-8.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on February 24, 2022.

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the Commission on May 9, 2022.

(c) The Registrant’s Current Reports on Form 8-K filed on March 7, 2022 and May 18, 2022 (excluding any portions thereof which are deemed “furnished” rather than filed with the Commission).

(d) The description of the Registrant’s common stock contained in Exhibit 4.10 of the Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on February 24, 2022, including any amendment or description filed for the purpose of updating such description.

All reports or other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of filing such reports and documents.

Any statement contained in a document incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed incorporated herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The validity of the shares of common stock offered by this Registration Statement will be passed upon for the Registrant by Arnold & Porter Kaye Scholer LLP, San Francisco, California. As of the date of this Registration Statement, certain attorneys of Arnold & Porter Kaye Scholer LLP beneficially own an aggregate of less than 1% of the Registrant’s common stock.

Item 6.	Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law (“DGCL”), a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. The indemnification provisions of the DGCL require indemnification of a director or officer who has been successful on the merits in defense of any action, suit or proceeding that he was a party to by virtue of the fact that he is or was a director or officer of the corporation.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against the person, and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. Article 8 of Registrant’s certificate of incorporation provides that, pursuant to Delaware law, none of the Registrant’s directors shall be personally liable to the Registrant or the Registrant’s stockholders for monetary damages for breach of fiduciary duty as a director, with specific exceptions. The exceptions relate to (1) any breach of a director’s duty of loyalty to the Registrant or Registrant’s stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) approval by a director of certain unlawful dividend payments, distributions or stock redemptions or repurchases or (4) engaging in a transaction from which a director derives an improper personal benefit. Among the types of breaches for which directors will not be liable are those resulting from negligent or grossly negligent behavior.

The Registrant’s bylaws also provide for the indemnification of both the Registrant’s directors and officers within the limitations permitted by Delaware law and the Registrant has entered into indemnification agreements with the Registrant’s directors which provide that the Registrant will indemnify the directors to the fullest extent authorized by law.

The Registrant has obtained directors’ and officers’ liability and corporate reimbursement insurance covering all of the Registrant’s officers and directors and those of the Registrant’s subsidiaries and providing for the reimbursement of amounts paid by the Registrant or the Registrant’s subsidiaries to directors and officers pursuant to indemnification arrangements, subject to certain deductibles and coinsurance provisions.

The foregoing summaries are necessarily subject to the complete text of the statute, the registrant’s certificate of incorporation and bylaws, as amended to date, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The Exhibit Index included immediately prior to the signature page is incorporated by reference.

Item 9.	Undertakings.

1. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Exhibit Number	Exhibit

5.1	Opinion of Arnold & Porter Kaye Scholer LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Arnold & Porter Kaye Scholer LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included as part of the signature page to this Registration Statement).

99.1	The Charles Schwab Corporation 2022 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant on May 18, 2022).

99.2	The Charles Schwab Corporation 2013 Stock Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.410 to the Current Report on Form 8-K filed by the Registrant on May 15, 2020)

107	Filing fee table.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake, State of Texas, on this 18th day of May 2022.

THE CHARLES SCHWAB CORPORATION /s/ Walter W. Bettinger II
Walter W. Bettinger II Chief Executive Officer and Director (Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Charles R. Schwab, Walter W. Bettinger II and Peter Crawford, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign and execute on behalf of the undersigned any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any such amendments, as fully to all intents and purposes as he might or could do in person, and does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on this 18th day of May 2022 by the following persons in the capacities indicated.

Name and Signature	Title

/s/ Walter W. Bettinger II Walter W. Bettinger II	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Peter Crawford Peter Crawford	Managing Director and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Charles R. Schwab Charles R. Schwab	Chairman of the Board

/s/ John K. Adams, Jr. John K. Adams, Jr.	Director

/s/ Marianne C. Brown Marianne C. Brown	Director

/s/ Joan T. Dea Joan T. Dea	Director

/s/ Christopher V. Dodds Christopher V. Dodds	Director

/s/ Stephen A. Ellis Stephen A. Ellis	Director

Name and Signature	Title

/s/ Mark A. Goldfarb Mark A. Goldfarb	Director

/s/ William S. Haraf William S. Haraf	Director

/s/ Frank C. Herringer Frank C. Herringer	Director

/s/ Brian M. Levitt Brian M. Levitt	Director

/s/ Gerri K. Martin-Flickinger Gerri K. Martin-Flickinger	Director

/s/ Bharat B. Masrani Bharat B. Masrani	Director

/s/ Todd M. Ricketts Todd M. Ricketts	Director

/s/ Charles A. Ruffel Charles A. Ruffel	Director

/s/ Arun Sarin Arun Sarin	Director

/s/ Paula A. Sneed Paula A. Sneed	Director